                                                                    EXHIBIT 99.3


                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of this 18th day of October 1999, is entered into by and among SFFI Company, Inc., a California corporation (the "BUYER") and Simply Fresh Fruit, Inc., a California corporation ("SELLER").

         WHEREAS, pursuant to the terms and provisions of that certain Asset Purchase Agreement dated of even date herewith, by and among Seller, The UniMark Group, Inc., Buyer, Sam Perricone, and the Sam Perricone Children's Trust - 1972, Seller agreed to sell of the assets described on Exhibit A attached hereto and incorporated herein by reference (the "ASSETS") and Buyer agreed to assume those certain liabilities and obligations as listed on Exhibit B ") attached hereto and incorporated herein by reference(the "LIABILITIES AND OBLIGATIONS");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

1. Seller, for receipt of good and valuable consideration by Buyer, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer and convey unto Buyer all of the Assets.

2. Buyer, for receipt of good and valuable consideration by Buyer, the receipt and sufficiency of which are hereby acknowledged, does hereby assume and accept from the Seller the Liabilities and Obligations and Buyer hereby covenants and agrees to pay, keep and perform all of the Liabilities and Obligations assigned hereunder. Buyer hereby agrees to indemnify and hold Seller free and harmless from any Liabilities and Obligations and from any suits, actions or legal proceedings brought to enforce or collect the Liabilities and Obligations.

         The parties hereto agree that this Bill of Sale, Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of California.

EXECUTED effective as of this 2nd day of October, 1999.

                                               BUYER:

                                               SFFI COMPANY, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                         -----------------------
                                                   Title
                                                         -----------------------

                                               SELLER:

                                               SIMPLY FRESH FRUIT, INC.
                                               A California corporation


                                               By:
                                                   -----------------------------
                                                   Soren Bjorn
                                                   President and Secretary

                                    Exhibit A
                                 LIST OF ASSETS

                                    Exhibit B
                           LIABILITIES AND OBLIGATIONS